SCHEDULE 146A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement               Confidential, for Use of the
[ ]      Definitive Proxy Statement                Commission Only (as permitted
[ ]      Definitive Additional Materials           by Rule 14a-6(e)(2))      [ ]
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               Eagle Bancorp, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.

        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1.       Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

        2.       Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        ------------------------------------------------------------------------

         4.      Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------

         5.      Total Fee Paid:


        ------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:


         2.       Form, Schedule or Registration Statement No.:


         3        Filing Party:


         4.       Date Filed:

                               EAGLE BANCORP, INC.

                            NOTICE OF SPECIAL MEETING

                                       AND

                                 PROXY STATEMENT

                         Special Meeting of Shareholders

                               September 18, 2002

                               EAGLE BANCORP, INC.
                              7815 Woodmont Avenue
                            Bethesda, Maryland 20814
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To be held September 18, 2002


TO THE SHAREHOLDERS OF EAGLE BANCORP, INC.:

         A Special Meeting of Shareholders of Eagle Bancorp, Inc. (the "Company"), will be held at

                                    EagleBank
                              7815 Woodmont Avenue
                            Bethesda, Maryland 20814

on Wednesday, September 18, 2002 at 10:00 a.m. for the following purpose:

         1. To consider and approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock to 20,000,000; and

         2. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

         Shareholders of record as of the close of business on July 31, 2002 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                              By Order of the Board of Directors



                                              Michele Midlo, Corporate Secretary



August 7, 2002










         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER IN ORDER TO VOTE IN PERSON AT THE MEETING.

                               EAGLE BANCORP, INC.
                              7815 Woodmont Avenue
                            Bethesda, Maryland 20814

                         -------------------------------
                         SPECIAL MEETING OF SHAREHOLDERS
                                 Proxy Statement
                         -------------------------------

                                  INTRODUCTION

         This Proxy Statement is being sent to shareholders of Eagle Bancorp, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at a Special Meeting of Shareholders, to be held at 10:00 a.m. on Wednesday, September 18, 2002 (the "Meeting"), and at any adjournment or postponement of the Meeting. The purposes of the Meeting are:

         1. voting on an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock to 20,000,000; and

         2. transacting any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting.

         The Meeting will be held at

                                    EagleBank
                              7815 Woodmont Avenue
                            Bethesda, Maryland 20814

         This proxy statement and proxy card are being sent to shareholders of the Company on or about August 7, 2002.

         The cost of this proxy solicitation is being paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or its subsidiary, EagleBank (the "Bank"), who will not receive any special compensation for their services. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals.

                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

         Only shareholders of record at the close of business on July 31, 2002 (the "Record Date"), will be entitled to notice of and to vote at the Meeting or any adjournment or postponement of the Meeting. On that date, the Company had 2,896,124 shares of common stock, par value $.01 per share (the "Common Stock"), outstanding, held by approximately 901 total beneficial shareholders, including approximately 422 shareholders of record. The Common Stock is the only class of the Company's stock of which shares are outstanding. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

         Members of the Board of Directors of the Company having the power to vote or direct the voting of 309,647 shares of Common Stock, or 10.69% of the outstanding shares of Common Stock, have indicated their intention to vote "FOR" the amendment of the Articles of Incorporation.

PROXIES

         Properly executed proxies received by the Company in time to be voted at the Meeting will be voted as specified by shareholders. In the absence of specific instructions, proxies received will be voted FOR the amendment of the Articles of Incorporation. No other matters, other than those relating to the conduct to the Meeting, may be brought before the Meeting, other than as described in this proxy statement. If other matters are properly brought before the Meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

         The judges of election appointed by the Board of Directors for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of Common Stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

         Please sign, date, mark and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the Meeting:

         o        by granting a later proxy with respect to the same shares;
         o by sending written notice to Michele Midlo, Corporate Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or
         o        by voting in person at the Meeting.

         Attendance at the Meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

         Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

SECURITIES OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of August 1, 2002 concerning the number and percentage of whole shares of the Company's Common Stock beneficially owned by its directors, nominees for director, executive officers whose compensation is disclosed, and by its directors and all executive officers as a group, as well as information regarding each other person known by the Company to own in excess of 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. Except as set forth below, the Company knows of no other person or persons, who beneficially own in excess of 5% of the Company's Common Stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.


Name                                       Age                 Position                Number of Shares        Percentage(1)
------------------------------------------ ------ ----------------------------------- -------------------- --- ---------------
Leonard L. Abel                            76       Chairman of Board of Company;         130,550(2)               4.44%
                                                           Director of Bank
Dudley C. Dworken                          53      Director of the Company and Bank        56,973(3)               1.96%
Eugene F. Ford, Sr.                        73            Director of Company               61,983(4)               2.13%
Ronald D. Paul                             46        Vice Chairman, President and         202,330(5)               6.80%
                                                  Treasurer of Company; Chairman of
                                                             Board of Bank
H.L. Ward                                  56        Executive Vice President and          43,550(6)               1.49%
                                                   Director of Company; President,
                                                     Chief Executive Officer and
                                                           Director of Bank
Thomas D. Murphy                           54      Executive Vice President, Chief         29,050(7)               0.99%
                                                  Operating Officer and Director of
                                                                Bank
Susan G. Riel                              52       Senior Vice President, Senior          20,525(8)               0.71%
                                                      Operations Officer of Bank
Martha Foulon-Tonat                        46       Senior Vice President - Chief          16,850(9)               0.58%
                                                        Lending Officer of Bank
                                                                                      --------------------     ---------------
All directors  and executive  officers of                                                 578,915(10)              18.34%
Company as a group (9 persons)
                                                                                      ====================     ===============
All directors  and executive  officers of                                                 929,252(11)              28.76%
Company and Bank as a group (21 persons)
                                                                                      ====================     ===============

   (1)   Represents percentage of 2,896,124 shares issued and outstanding as of August 1, 2002, except with respect to individuals holding options exercisable within 60 days of that date, in which event, represents percentage of shares issued and outstanding plus the number of shares for which that person holds options exercisable within 60 days of
         August 1, 2002, and except with respect to all directors and executive officers of the Company and the Company and the Bank as groups, in which case represents percentage of shares issued and outstanding plus the number of shares for which those persons hold options exercisable within 60 days of August 1, 2002.
   (2)   Includes warrants to purchase 43,750 shares of Common Stock.
   (3)   Includes 43,750 shares held in a trust of which Mr. Dworken is beneficiary and options and warrants to purchase
         12,851 shares of Common Stock.
   (4)   Includes options and warrants to purchase 18,233 shares of Common Stock and 21,875 shares held by Mr. Ford's spouse.
         Eugene F. Ford, Sr. is the father of Eugene F. Ford, Jr., a director of the Bank. Beneficial ownership for Mr. Ford,
         Sr. does not include beneficial ownership by Mr. Ford, Jr.
   (5)   Includes 113,750 shares held in trust for Mr. Paul's children. Includes options to purchase 80,130 shares of Common
         Stock.
   (6)   Includes options to purchase 30,775 shares of Common Stock.
   (7)   Includes options to purchase 27,650 shares of Common Stock. Also includes 400 shares held by his spouse for their minor child.
   (8)   Includes options to purchase 16,150 shares of Common Stock.
   (9)   Includes options to purchase 16,150 shares of Common Stock.
   (10)  Includes options and warrants to purchase 260,439 shares of Common Stock.
   (11)  Includes options and warrants to purchase 335,070 shares of Common Stock.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED CAPITAL STOCK

         At the Meeting, the shareholders are being asked to approve an amendment to the Company's Articles of Incorporation which would increase the number of authorized shares of common stock from 5,000,000 shares to 20,000,000 shares. The Board of Directors is proposing the amendment to ensure that a sufficient amount of capital stock is available for issuance in the future by the Company, upon action of the Board of Directors. The Board of Directors believes that the proposed increase in the authorized common stock is in the best interest of the Company and unanimously recommends a vote FOR the proposed amendment.

         The Amendment. The Board of Directors has approved, subject to shareholder approval, the amendment of Article III of the Articles of Incorporation to read in its entirety as follows:

                  "ARTICLE III. Capital Stock. The number of shares of stock of all classes which the Corporation shall have authority to issue is twenty one million (21,000,000), twenty million (20,000,000) of which shall be Common Stock, par value $.01 per share and one million (1,000,000) of which shall be preferred stock, par value $.01 per share, and the aggregate par value of all shares of all classes of stock is $21,000,000. The Board of Directors, by action of a majority of the full Board of Directors, shall have the authority to issue the shares of preferred stock from time to time on such terms as it may determine, and to divide the preferred stock into one or more classes or series, and, in connection with the creation of such classes or series to fix by resolution or resolutions the designations, voting powers, preferences, participation, redemption, sinking fund, conversion, dividend, and other optional or special rights of such classes or series, and the qualifications, limitations or restrictions thereof."

         Purpose of Amendment. The Articles of Incorporation currently authorize the issuance of up to 6,000,000 shares of capital stock, 5,000,000 of which are Common Stock and 1,000,000 of which are undesignated preferred stock. As of the Record Date, the Company had 2,896,124 shares of common stock outstanding and 578,025 shares of Common Stock reserved for issuance to directors, officers and employees under the Company's stock option plan, which leaves only 1,525,851 authorized, unissued and unreserved shares of common stock available for issuance in capital raising transactions, as stock dividends, stock splits or for other corporate purposes. The Company is currently considering an offering for cash of up to approximately $14,000,000 of common stock, which could be increased, which would require a substantial portion of the available shares, and leave relatively few shares for other issuances in the future. In the future, the Company may issue common stock in connection with, among other things, further capital raising, corporate acquisitions and other transactions, stock splits, stock dividends, and existing and future benefit plans.

         While the Company currently does not have any plans to issue additional capital stock (other than pursuant to various compensation and benefit plans currently in existence and the proposed offering), the Board of Directors may determine that the issuance of additional stock in the future, either in connection with capital raising, a corporate acquisition or otherwise, is in the best interests of the Company. In that event, the 1,525,851 shares of common stock available as of the record date could be insufficient. Therefore, the Board is proposing an amendment of the Articles of Incorporation to increase the authorized capital stock from 6,000,000 to 21,000,000 shares, which would increase the authorized, unissued and unreserved common stock available for issuance from 5,000,000 to 20,000,000 shares.

         Authorized, unissued and unreserved capital stock may be issued from time to time for any proper purpose without further action of the shareholders, except as required by the Articles of Incorporation and applicable law. Each share of common stock authorized for issuance has the same rights as, and is identical in all respects to, each other share of common stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Shareholders will not have preemptive rights to purchase any subsequently issued shares of common stock.

         The ability of the Board of Directors to issue additional shares of capital stock without additional shareholder approval may be deemed to have an anti-takeover effect, since unissued and unreserved shares of capital stock could be issued by the Board of Directors in circumstances that may have the effect of deterring takeover bids. The Board of Directors does not intend to issue any additional shares of capital stock except on terms which it deems in the best interests of the Company and its shareholders.

         Vote Required and Recommendation of the Board of Directors. Approval of the proposed amendment to the Articles of Incorporation requires the favorable vote of at least two-thirds of the outstanding stock entitled to vote. It is expected that all of the 309,647 shares, or 10.69%, of the common stock outstanding as of August 1, 2002, over which directors of the Company exercise voting power will be voted for the proposed amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT.

                              10-KSB ANNUAL REPORT

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD ENTITLED TO VOTE AT THE ANNUAL MEETING OR ANY BENEFICIAL OWNER OF COMMON STOCK SOLICITED HEREBY, A COPY OF ITS 2001 ANNUAL REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON THE WRITTEN REQUEST OF SUCH SHAREHOLDER. REQUESTS SHOULD BE DIRECTED TO MICHELE MIDLO, CORPORATE SECRETARY, AT THE COMPANY'S EXECUTIVE OFFICES, 7815 WOODMONT AVENUE, BETHESDA, MARYLAND 20814.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the Meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                                 REVOCABLE PROXY
                               EAGLE BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby makes, constitutes and appoints Bruce H. Lee and Leland M. Weinstein, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Eagle Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Special Meeting of Shareholders to be held on September 18, 2002 and at any adjournment or postponement thereof.

AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION

    [ ]   FOR      [ ]   AGAINST  [ ]   ABSTAIN  the proposal to approve the
          amendment to the Company's  Articles of Incorporation.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal to approve the amendment to the Company's Articles of Incorporation. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Meeting or any adjournment or postponement of the Meeting.


Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.



                                                   Signature of Shareholder



                                                   Signature of Shareholder

                                                   Dated:                 , 2002
                                                         -----------------------

                                                   -----------------------------
                                                   Email Address:

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

        [ ] PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING.